Exhibit 4.2

                      CALIFORNIA MICRO DEVICES CORPORATION


                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN,
                 AMENDED AS OF JULY 26, 1996, AMENDED AS OF JULY
                     18, 1997, AMENDED AS OF AUGUST 7, 1998,
                    AMENDED AS OF AUGUST 1, 2000, AND AMENDED
                              AS OF AUGUST 7, 2001


1.       PURPOSE.

                  The purpose of the CALIFORNIA MICRO DEVICES CORPORATION Non-Employee Directors' Stock Option Plan (the "Plan") is to secure for the Corporation and its shareholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the "Board") of the Corporation who are not employees of the Corporation or any of its subsidiaries.


2.       DEFINITIONS.

         (a) "Board" shall mean the board of directors of the Corporation.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the committee appointed by the Board to administer the Plan, or if no such committee is appointed, by the Board.

         (d) "Common Stock" shall mean the voting common stock, of the Corporation.

         (e) "Corporation" shall mean CALIFORNIA MICRO DEVICES CORPORATION, a California corporation.

         (f) "Director" shall mean a member of the Board.

         (g) "Effective Date" shall mean February 10, 1995.

         (h) "Exercise Price" shall mean the price per Share at which an Option may be exercised, as determined by the Committee and as specified in the Optionee's stock option agreement.

         (i) "Fair Market Value" shall mean for any day the average of the closing bid and asked prices of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers ("NASD") Automated Quotation System or, if the Stock is listed or admitted to trading on the Nasdaq National Market System or any national securities exchange or if the last reported sale price of such Stock is generally available, the last reported sale price on such system or exchange. The Fair Market Value for any day for which there is no such bid and asked or last reported sales price shall be the Fair Market Value of the next preceding day for which there is such a price.

         (j) "Non-Employee Director" shall mean a Director who is not an employee of the Corporation or any of its subsidiaries.

         (k) "Option" shall mean an option to purchase Common Stock granted pursuant to the Plan.

         (l) "Optionee" shall mean any person who holds an Option pursuant to the Plan.

         (m) "Plan" shall mean the CALIFORNIA MICRO DEVICES CORPORATION 1995 Non-Employee Directors' Stock Option Plan, as it may be amended from time to time.

         (n) "Purchase Price" shall mean at any particular time the Exercise Price times the number of Shares for which an Option is being exercised.

         (o) "Share" shall mean one share of authorized Common Stock.

3.       ADMINISTRATION.

         (a)      The Committee.

                  The Plan shall be administered by a Committee which shall consist of not less than three members of the Board.

         (b)      Powers of the Committee.

                  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Corporation shall, subject to the provisions of the Plan, grant Options and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

4.       PARTICIPATION.

                  Each  Non-Employee  Director  shall  be  eligible  to  receive
Options in accordance with the Plan. The adoption of this Plan shall not be deemed to give any director any right to be granted an option to purchase Common Stock of the Corporation, except to the extent and upon such terms and conditions are provided herein.

5.       STOCK.

         (a)      Shares Subject to This Plan.

                  The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed three hundred and ninety thousand (390,000) subject to adjustment pursuant to Section 8 hereof.

         (b)      Options Not to Exceed Shares Available

                  The number of Shares for which an Option is exercisable at any time shall not exceed the number of Shares remaining available for issuance under the Plan. If any Option expires or is terminated, the number of Shares for which such Option was exercisable may be made exercisable pursuant to other Options under the Plan. The limitations established by this Section 5 shall be subject to adjustment in the manner provided in Section 8 hereof upon the occurrence of an event specified therein.

6.       TERMS AND CONDITIONS OF OPTIONS.

         (a)      Stock Option Agreements.

                  Options shall be evidenced by written stock option agreements between the Optionee and the Corporation in such form as the Committee shall from time to time determine. No Option or purported Option shall be a valid and binding obligation of the Corporation unless so evidenced in writing.

         (b)      Number of Shares.

                  Each stock option agreement shall state the number of Shares for which the Option is exercisable in accordance with the following and shall provide for the adjustment thereof in accordance with Section 8 hereof.

                  (i) Upon adoption of this Plan by the Board, and subject to the approval of the Plan by the Shareholders of the Corporation in accordance with Section 14 hereof, each Non-Employee Director then in office shall, without further action required, be granted an Option for the purchase of Ten Thousand (10,000) Shares. Each other person appointed or elected to serve as a Non-Employee Director during the term of this Plan shall be granted an option for Fifteen Thousand (15,000) Shares upon his or her appointment or election.

                  (ii) Subject to the approval of the Plan by the Shareholders of the Corporation in accordance with Section 14 hereof, each year, as of the date of the Annual Meeting of Shareholders of the Corporation, each Non-Employee Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting (other than any Non-Employee Director eligible for a grant pursuant to paragraph (b)(i)) shall automatically receive an Option for Ten Thousand (10,000) shares of Common Stock.

         (c)      Vesting.

                           An Optionee  may not  exercise  his or her Option for
any Shares until the Non-Employee Director has served one year as a member of the Board since the date the option was granted. An Optionee may exercise the Option as to one fourth of the Shares at the end of the 4th full calendar quarter following the date the Option was granted and as to an additional 1/16th of the Shares at the end of each of the full calendar quarter commencing with the 5th full calendar quarter following the date the Option was granted. The right to exercise the Option shall be cumulative. An Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the an Option, but in no case may Optionee exercise the Option with regard to a fraction of a share, or for any share for which the Stock Option is not exercisable.

         (d)      Lapse of Options.

                           Each stock option  agreement  shall state the time or
times when the Option covered thereby lapses and becomes unexercisable in part or in full. An Option shall lapse on the earliest of the following events (unless otherwise determined by the Committee and reflected in an option agreement):

                  (i) The tenth anniversary of the date of granting the Option;

                  (ii) The first anniversary of the Optionee's death;

                  (iii) The first anniversary of the date the Optionee ceases to be a Director due to total and permanent disability, within the meaning of
Section 22(e)(3) of the Code;

                  (iv) Ninety (90) days after the Optionee ceases to be a Director for any reason other than his or her death or total and permanent disability;

                  (v) The date the Optionee files or has filed against him or her a petition in bankruptcy; or

                  (vi) The expiration date specified in an Optionee's stock option agreement.

         (e)      Exercise Price.

                  Each stock option agreement shall state the Exercise Price for the Shares for which the Option is exercisable. The Exercise Price of all Options shall be the Fair Market Value of the Shares for which the Option is exercisable, and not less than the par value of the Shares.

         (f)      Medium and Time of Payment.

                  The Purchase Price shall be payable in full in cash upon the exercise of an Option but the Committee may allow the Optionee to pay the Purchase Price:

                  (i) by surrendering Shares in good form for transfer, owned by the Optionee and having a Fair Market Value on the date of exercise equal to the Purchase Price;

                  (ii) by delivery of a full recourse promissory note ("Note") made by the Optionee in the amount of the Purchase Price, bearing interest, compounded semiannually, at a rate not less than the rate determined under
Section 7872 of the Code to insure that no "unstated interest", as defined in such section will accrue, together with the delivery of a duly executed standard form security agreement securing the Note by a pledge of the Shares purchased; or

                  (iii) in any combination of such consideration or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law as long as the sum of the cash so paid, the Fair Market Value of the Shares so surrendered, and the amount of any Note equals the Purchase Price.

                  The Committee or a stock option agreement may prescribe requirements with respect to the exercise of Options, including the submission by the Optionee of such forms and documents as the Committee may require and the delivery by the Optionee of cash sufficient to satisfy applicable withholding requirements.

The Committee may vary the exercise requirements and procedures from time to time to facilitate, for example, the broker-assisted exercise of Options.

         (g)      Nontransferability of Options.

                  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's conservator or legal representative and shall not be assignable or transferable except pursuant to a qualified domestic relations order as defined by the Code. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

         (h)      Termination of Directorship Other than by Death or Disability.

                  If an Optionee ceases to be a Director for any reason other than his or her death or disability, the Optionee shall have the right, subject to the provisions of this Section 6, to exercise any Option held by the Optionee at any time within ninety (90) days after his or her termination as a Director, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination as a Director the Optionee's right to exercise such Option had vested.

         (i)      Death of Optionee.

                  If an Optionee dies while a Director, or after ceasing to be a Director but during the period while he or she could have exercised an Option under Section 6(h) hereof, any Option granted to the Optionee may be exercised, to the extent it had vested at the time of death and subject to the Plan, at any time within twelve (12) months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Option.

         (j)      Disability of Optionee.

                  If an Optionee ceases to be a Director due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, any Option granted to the Optionee may be exercised to the extent it had vested at the time of cessation and, subject to the Plan, at any time within twelve (12) months after the termination of Optionee's position as a Director, but not beyond the otherwise applicable term of the Option.

         (k)      Rights as a Shareholder.

                  An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to any Shares for which his or her Option is exercisable until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, ordinary or extraordinary or whether in currency, securities, or other property, distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 hereof.

         (l)      Other Provisions.

                  The stock option agreements authorized under the Plan may contain such other provisions which are not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.


7.       TERM OF PLAN.

         Options may be granted pursuant to the Plan until ten (10) years following the Effective Date, and all Options which are outstanding on such date shall remain in effect until they are exercised or expire by their terms. The Plan shall expire for all purposes on the date twenty (20) years following the Effective Date.

8.       REORGANIZATIONS.

         (a)      Reorganizations.

                  The  number of Shares  covered  by the Plan,  as  provided  in
Section 5 hereof,  and the number of

Shares for which each Option is exercisable shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from the payment of a Common Stock dividend, a stock split, a reverse stock split or any other event which results in an increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation, and the Exercise Price shall be proportionately increased in the event the number of Shares subject to such Option are decreased and shall be proportionately decreased in the event the number of Shares subject to such Option are increased. Adjustments shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b)      Liquidation.

                  In the event of the dissolution or liquidation of the Corporation, each Option shall terminate immediately prior to the consummation of such action. The Committee shall notify the Optionee not less than fifteen
(15) days prior to the proposed consummation of a pending dissolution or liquidation, and the Option shall be exercisable as to all Shares which are vested prior to expiration until immediately prior to the consummation of such action.

         (c)      Merger.

                  In the event of a merger or acquisition involving an acquisition of the Corporation or an acquisition by the Corporation of another company, the result of which is that the outstanding voting securities of the Corporation do not represent, or are not converted into, a majority of the outstanding voting securities of the surviving corporation, except as otherwise provided in any particular Option agreement, the vesting of all unvested Options shall be accelerated and all options shall be immediately exercisable. Without limiting the generality of the foregoing, in the event of (i) a proposed merger of the Corporation with or into another corporation, as a result of which the Corporation is not the surviving corporation and (ii) the Option is not assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, then in such case each Option shall terminate immediately prior to the consummation of such transaction. The Committee shall notify the Optionee not less than fifteen (15) days prior to the proposed consummation of such transaction, and the Option shall be exercisable as to all Shares subject to such Option until immediately prior to the consummation of such transaction.

         (d)      Determination by Committee.

                  All adjustments described in this Section 8 shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

         (d) Limitation on Rights of Optionee.

                  Except as expressly provided in this Section 8, no Optionee shall have any rights by reason of any payment of any stock dividend, stock split or reverse stock split or any other increase or decrease in the number of shares of stock of any class, or by reason of any reorganization, consolidation, dissolution, liquidation, merger, exchange, split-up or reverse split-up, or spin-off of assets or stock of another corporation. Any issuance by the Corporation of Shares, Options or securities convertible into Shares or Options shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares for which an Option is exercisable.

         (f)      No Restriction on Rights of Corporation.

                  The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

9.       SECURITIES LAW REQUIREMENTS.

         (a)      Legality of Issuance.

                  No Share shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

                  (i) The Corporation and the Optionee have taken all actions required to exempt the issuance of the Shares from the registration requirements under the Securities Act of 1933, as amended (the "Act"), or the Corporation and the Optionee shall determine that the registration requirements of the Act do not apply to such exercise;

                  (ii) Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

                  (iii) Any other applicable provision of state or Federal law has been satisfied.

         (b)     Restrictions on Transfer; Representations of Optionee; Legends.

                 Regardless of whether the offering and sale of Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the sale of Shares is not registered under the Act and the Corporation shall determine that the registration requirements of the Act apply to such sale, but an exemption is available which requires an investment representation or other representation, the Optionee shall be required, as a condition to purchasing Shares by exercise of his or her Option, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Act applies shall bear such restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this section shall be conclusive and binding on all persons.

         (c)      Registration or Qualification of Securities.

                  The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law.

         (d)      Exchange of Certificates.

                  If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold hereunder is no longer required, the Optionee or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.


10.      AMENDMENT OF THE PLAN.

                  The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations, provided, however, that except as provided in Section 8, the Board may not, without further approval by the shareholders of the Corporation, materially increase the number of shares of Common Stock as to which Options may be granted under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for Participants in the Plan. No amendment of the Plan shall materially and adversely affect any right of any Optionee with respect to any Option theretofore granted without such Optionee's written consent. The Plan may not be amended more frequently than once every six months with respect to the number of shares subject to Options granted to members of the Board of Directors, the timing of such Option grants and the determination of the exercise price of such Options other than to comport with changes in the Code, the Employee Retirement Security Act, or the rules thereunder. Notwithstanding anything to the contrary contained herein, this Plan shall not be amended except in accordance with the provisions of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.


11.      APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.


12.      APPROVAL OF SHAREHOLDERS.

                  The Plan shall be subject to approval by the affirmative vote of the holders of a majority of all classes of the outstanding shares present and entitled to vote at the first meeting of shareholders of the Corporation following the adoption of the Plan, and in no event later than one (1) year following the Effective Date. Prior to such approval, Options may be granted but shall not be exercisable.


13.      WITHHOLDING OF TAXES.

                  In the event the Corporation or a Subsidiary determines that it is required to withhold Federal, state, or local taxes in connection with the exercise of an Option or the disposition of Shares issued pursuant to the exercise of an Option, the Optionee or any person succeeding to the rights of the Optionee, as a condition to such exercise or disposition, may be required to make arrangements satisfactory to the Corporation or the Subsidiary to enable it to satisfy such withholding requirements.


14.      RIGHTS AS A DIRECTOR.

         Neither the Plan nor any Option granted pursuant thereto shall be construed to give any person the right to remain as a Director of the Corporation or any Subsidiary.